Exhibit 4.3

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 26, 2013.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

NEULION, INC.
(a Delaware corporation)

CONVERTIBLE NOTE
(the “Note”)

US$545,627.85	Due: September 25, 2013

FOR VALUE RECEIVED, the undersigned, NEULION, INC. (the “Corporation”) hereby promises to pay to or to the order of Charles B. Wang, c/o NeuLion, Inc., 1600 Old Country Road, Plainview, New York  11803 (the “Holder”) on September 25, 2013, or on such earlier day as the principal moneys evidenced hereunder may become payable in accordance with the terms and conditions set out herein (the “Maturity Date”), the sum of US$545,627.85 (the “Principal”), together with interest on the terms and conditions as hereinafter provided.

Definitions

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to remain closed.

“Common Shares” means fully paid, validly issued and non-assessable shares of common stock of the Corporation.

“Conversion Price” means US$0.20 per Common Share, subject to the adjustments set out below.

“Exercise Date” means the date on which the Corporation received all applicable regulatory approvals, including without limitation any required approval of the TSX (as defined below) or any other stock exchange on which the Common Shares are then listed if the Common Shares are not then listed on the TSX; and: (a) at least a majority of votes cast by shareholders of the Corporation at a duly called meeting of shareholders of the Corporation, other than the votes of the Holder; or (b) at least a majority of shareholders of the Corporation, other than the Holder by way of written consent.

“Warrants” means one half of one Common Share purchase warrant exerciseable at US$0.30 per whole Common Share purchase warrant for one additional Common Share.

“Relevant Event” means, at any time prior to the Exercise Date, (i) a variation in the issued capital stock of the Corporation, whether by way of capitalisation issue, rights issue, sub-division, amalgamation, consolidation, reduction of capital, or otherwise, or (ii) an extraordinary dividend or other similar distribution made in respect of the capital stock of the Corporation.

“TSX” means the Toronto Stock Exchange.

ARTICLE 1
INTEREST AND RANK
1.1	Interest

The Corporation shall pay interest on the Principal from and including the issue date of this Note at a rate of 6% per annum, such interest to be calculated (but not compounded) daily and payable in arrears on the Maturity Date or Exercise Date, as the case may be.

ARTICLE 2
SATISFACTION OF NOTE

2.1	Satisfaction of Note

(a)
In the event that the Exercise Date occurs prior to the Maturity Date (the “Exercise Date”), all outstanding Principal and any accrued and unpaid interest owing thereon shall automatically convert, in whole, without any further action on the part of the Corporation or the Holder into fully-paid and non-assessable Common Shares at a rate equal to the Conversion Price (the “Conversion Shares”) and an amount of Warrants (attached hereto as Appendix “A”) equal to one half of the amount of Conversion Shares. Forthwith following the Exercise Date, the Corporation shall deliver a certificate representing the Warrants and a share certificate representing the Conversion Shares to the Holder or to such other person or entity as the Holder may in writing direct.  If the Warrants and the Conversion Shares are to be issued in the name of a person other than the Holder, the Holder shall provide the Corporation with such name and the signature must be guaranteed by a chartered bank, a trust company or a member firm of the TSX or in some other manner satisfactory to the Corporation.

(b)
In the event that the Exercise Date does not occur prior to the Maturity Date, all outstanding Principal and any accrued and unpaid interest owing thereon shall be paid and satisfied by the Corporation on the Maturity Date by sending by prepaid ordinary mail a cheque or other transfer of funds to the Holder for such amount or as the Holder may otherwise in writing direct. In the event of non-receipt of any cheque or other transfer of funds for interest by the Holder, the Corporation will cause to be issued to the Holder a replacement cheque or replacement transfer of funds for like amount upon the Corporation being furnished with such evidence of non-receipt as the Corporation shall reasonably require and upon being indemnified to its satisfaction, acting reasonably.

2.2	Application of Consideration

Any consideration paid in satisfaction of the indebtedness evidenced by this Note (whether paid in cash or in Conversion Shares and Warrants) shall be applied first in satisfaction of any accrued and unpaid interest which is due and payable, with the remaining portion of such amount applied in satisfaction of the Principal then owing.

2.3	Judgment Interest

If the Holder obtains judgment on this Note or in respect of any amount owing hereunder, interest at the rate of 6% per annum, calculated monthly, not in advance, shall be payable on the amount which is outstanding under the said judgment.

2.4	Payment of Principal

The full amount of the Principal and any accrued and unpaid interest owing thereon is due and payable either: (i) in cash on the Maturity Date; or (ii) in Conversion Shares and Warrants on the Exercise Date, as the case may be.

2.5	Note Holder Not Deemed to be Stockholder

The Holder shall not, by virtue of holding this Note, be entitled to vote or to receive dividends or be deemed the holder of Common Shares that may at any time be issuable upon conversion of this Note for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until after the Holder is issued Common Shares in accordance with the provisions hereof.

2.6	Records

The Holder shall be deemed to have become the holder of Common Shares on the Exercise Date; provided, however, that if such date is not a Business Day then the Common Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Common Shares on the next following Business Day.  With a reasonable time after the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail to the Holder’s address specified in the register of the Corporation, a certificate for the appropriate number of shares of Common Shares.

ARTICLE 3
EVENTS OF DEFAULT

3.1	Events of Default

Any of the following shall constitute an event of default under this Note (each an “Event of Default”):

(a)	failure by the Corporation to issue the Conversion Shares and Warrants within five Business Days of the Exercise Date; or

(b)	failure by the Corporation to pay the full amount of the Principal and any accrued and unpaid interest owing thereon within five Business Days of the Maturity Date.

3.2	Notice

The Corporation shall promptly give notice in writing to the Holder of the occurrence of any Event of Default or other event which, with the lapse of time or giving of notice or otherwise, would be an Event of Default.  Such written notice shall specify the nature of such default or Event of Default and the steps taken to remedy the same and shall be delivered in accordance with Section 6.1 hereof.

3.3	Effect of Event of Default

Upon the occurrence of an Event of Default, the full amount of the Principal plus any accrued and unpaid interest owing thereon shall become due and payable immediately on demand by the Holder and shall be repaid in accordance with Section 2.1(b) of this Note.

ARTICLE 4
ANTI-DILUTION

4.1	Adjustment for Capital Changes

If, prior to the Exercise Date or Maturity Date, as the case may be, a Relevant Event shall have occurred then the Conversion Price shall be adjusted effective immediately after the record date determined for purposes, on the date or the effective date, as the case may be, of such Relevant Event by multiplying the Conversion Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to the Relevant Event and the denominator of which shall be the number of shares of Common Shares outstanding immediately after giving effect to such Relevant Event including, in the case where securities exchangeable for or convertible into shares of Common Shares are distributed, the number of shares of Common Shares that would be outstanding if such securities were exchanged for or converted into shares of Common Shares.  From and after any adjustment of the Conversion Price, the number of shares of Common Shares issuable pursuant to this Note shall also be adjusted by multiplying the number of shares of Common Shares then otherwise issuable by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the adjustment and the denominator of which shall be the Conversion Price resulting from such adjustment.

4.2	Convertible Instruments

For the avoidance of doubt, the Holder acknowledges and agrees that the exercise of convertible instruments of the Corporation shall not be considered a Relevant Event prompting an adjustment in the number of shares of Common Shares of the Corporation to be issued to the Holder pursuant to this ARTICLE 4.

ARTICLE 5
COVENANTS

5.1	Covenants of the Corporation

The Corporation covenants and agrees with the Holder:

(a)	that all Common Shares which shall be so issuable pursuant to this Note shall be duly and validly issued as fully-paid and non-assessable;

(b)
that the Corporation will seek all necessary regulatory approvals required for the issuance of the Conversion Shares and Warrants, including without limitation shareholder approval of the holders of Common Shares:

(i)	at the next annual and/or special meeting of shareholders; or

(ii)	through the written consent of a majority of shareholders of the Corporation, other than the Holder, by way of written consent; and

(c)	to execute any additional documentation as may be required in order to effect the transactions for conversion, redemption, payment or exercise of rights contained in and granted by this Note.

5.2	Covenants of the Holder

The Holder covenants and agrees with the Corporation that:

(a)	this Note may not be sold, transferred or assigned by the Holder, in whole or in part, without the prior written consent of the Corporation;

(b)
the Corporation may incur debt obligations that rank senior in preference to this Note, and the payment and performance of the Principal plus any accrued and unpaid interest owing thereon may be required to be postponed and subordinated to the payment and performance of any such senior indebtedness. The Holder agrees to execute all such documentation, including a postponement and subordination agreement, which may be requested by the Corporation in writing to enable the Corporation to obtain debt obligations that rank senior in preference to this Note; and

(c)	to execute any additional documentation as may be required in order to effect the transactions for conversion, redemption, payment or exercise of rights contained in and granted by this Note.

ARTICLE 6
NOTICES

6.1	Notices and Demands

All notices and demands required by and referred to in this Note shall be in writing and shall be personally delivered or mailed by prepaid registered mail to the Corporation at 1600 Old Country Road, Plainview, NY 11803, Attention: General Counsel or to the Holder at the address set out on page 1 of this Note or to such other address as either party may from time to time designate to the other party by notice in the aforesaid manner.  In absence of any such notice delivery to the Holder shall be delivery to the address set out on page 1 of this Note.  Any notice or demand so personally delivered or emailed shall be deemed to have been validly and effectively given and received on the date of such delivery.  Any notice or demand so mailed shall be deemed to have been validly and effectively given and received on the day following the date of mailing.

ARTICLE 7
INTERPRETATION

7.1	Currency

All cash amounts payable under this Note shall be payable in United States dollars.

7.2	Non Waiver

The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Holder to exercise or enforce any rights or remedies of the Holder hereunder or under any instrument securing payment of the indebtedness evidenced by this Note shall not constitute a waiver of the right of the Holder to enforce such rights and remedies thereafter.

7.3	Amendments

No amendment, modification or waiver of any provision of this Note or consent to any departure by the Corporation from any provision of this Note is in any event effective unless it is in writing and signed by the holder of this Note and then the amendment, modification, waiver or consent shall be effective vis a vis this Note but is effective only in the specific instance and for the specific purpose for which it is given.

7.4	Applicable Law

The Note shall be governed by the laws of the State of New York without giving effect to any choice of law or conflict of law provision or role that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and herby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding or brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocable waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address for such notice to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF A DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.5	No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Common Shares pursuant to this Note.  If any fractional interest in Common Shares would, except for the provisions of this Section 7.5, be deliverable pursuant to this Note, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the Holder an amount of lawful money of the United States equal (computed to the nearest whole cent, and one-half of a cent being rounded up) to the amount of this Note remaining outstanding after such Common Share issuance into a whole number of Common Shares.

7.6	Compliance with Securities Act and Legend.

The Note and the shares of Common Shares issuable upon conversion thereof are subject to statutory restrictions under the Securities Act of 1933 and applicable state securities laws, applicable Canadian securities laws and the rules of the TSX (“Applicable Securities Laws”) and may not be traded until the expiry of certain hold periods, except as permitted by and in compliance with Applicable Securities Laws. The Holder acknowledges that, until such time as the same is no longer required under Applicable Securities Laws, the shares of Common Shares issuable upon conversion of this Note, shall bear one or more of the following legends, as applicable:

“THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 26, 2013.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

7.7	Time of the Essence

Time shall in all respects be of the essence of this Note.

7.8	Waiver of Benefits

The Corporation hereby waives the benefits of demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note.

7.9	Compliance with Directions, etc.

The Holder may at any time direct the Corporation to make any payment which is due and payable hereunder or to become due and payable hereunder to any person and the Corporation shall comply with such direction. The Corporation shall, upon the written demand of the Holder, confirm to any third party specified by the Holder that such direction has been received and that no prepayments have been made hereunder and that the Corporation has not been directed to make payments hereunder to any other person.

7.10	Negotiability

This Note may be assigned, discounted, pledged or hypothecated by the Holder and by any subsequent holder of this Note; provided, however, this Note is not intended by the parties to be, and is not, a negotiable instrument.

7.11	Reimbursement of Expenses

The Corporation shall reimburse the Holder upon demand for any reasonable costs and expenses actually incurred by the Holder, including without limitation, reasonable attorney fees Holder may incur while exercising any right, power, or remedy provided by this Note.

7.12	Payment of Taxes

The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Note, except where such certificates are to be registered in the name or names other than the Holder or its nominee. In no event will the Corporation be obligated to pay any taxes of the Holder associated with this Note.

7.13	Miscellaneous

(a)
If this Note becomes stolen, lost, mutilated or destroyed, the Corporation, shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Note of like denomination, tenor and date as this Note so stolen, lost, mutilated or destroyed.

(b)	In the event of a dispute concerning an adjustment made for capital changes, such matters shall be conclusively determined by the independent auditor of the Corporation.

(c)
If any date upon or by which any action is required to be taken by the Corporation or the Holder is not a Business Day then such action shall be required to be taken on or by the next day which is a Business Day. In the event the Maturity Date or the Exercise Date, as the case may be, falls on a date which is not a Business Day, the Maturity Date or the Exercise Date, as the case may be, shall be extended to the next succeeding day that is a Business Day.

(d)	Words importing the singular number also include the plural and vice versa and words importing any gender include all genders.

(e)	The division of this Note into sections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

(f)
If any provision of this Note shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions and such remainder shall remain in full force and effect notwithstanding such severance.  Any court with jurisdiction over any dispute relating to this Note may amend the provisions of this Note and the terms of this Note to the minimum extent required to render the impugned provision valid and enforceable.

(g)	Unless otherwise indicated, any reference to dollar amounts is expressed in United States dollars.

(h)
Except as otherwise provided in this Note, any notice or other communication required or permitted to be given in respect of this Note shall be in writing and shall be given by facsimile, by courier or by hand-delivery as provided below.  Any notice or other communication, if sent by facsimile, shall be deemed to have been received on the Business Day on which it was sent, or if delivered by courier shall be deemed to have been received on the Business Day following the day on which it was sent, or if delivered by hand shall be deemed to have been received at the time it is delivered.  Notice of change of address shall also be governed by this section.  Notices and other communications shall be addressed and delivered as follows:

in the case of the Corporation:

1600 Old Country Road
Plainview, New York  11803
Attention:  General Counsel
Tel: 516-622-8376
Fax: 516-622-7510

in the case of the Holder:

Charles B. Wang
c/o NeuLion, Inc.
1600 Old Country Road
Plainview, New York  11803
Tel: 516-622-8300
Fax: 516-622-7510

(i)
The Corporation may deem and treat the Holder as the absolute owner of this Note for all purposes and shall not be affected by any notice or knowledge to the contrary. The receipt by the Holder of cash or of Common Shares convertible pursuant to this Note evidenced hereby, as the case may be, shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into such Holder's title.

(j)
The terms and conditions of this Note shall enure to the benefit of and be binding upon the Holder and the Holder’s successors and assigns and shall enure to the benefit of and be binding upon the Corporation and its successors and assigns.  In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Note to be performed by the Corporation.

(k)	This Note may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Note.

[Remainder intentionally left blank]

IN WITNESS WHEREOF the Corporation has caused this Note to be signed by its duly authorized officer effective as of this 25th day of September, 2012.

NEULION, INC.

By:	/s/ Roy E. Reichbach
Name: Roy E. Reichbach
Title: General Counsel and Corporate Secretary

/s/ Stacey Sabo	/s/ Charles B. Wang
Witness	Name: Charles B. Wang

Appendix “A’

Form of Warrant

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 26, 2013.

THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.

NEULION, INC.
(a Delaware corporation)
WARRANTS TO PURCHASE COMMON STOCK
CERTIFICATE NO.: 2012PP-__	_______________ WARRANTS
THIS IS TO CERTIFY that _____________ (the “Holder”) is the registered holder of warrants (each a “Warrant”) to purchase from NeuLion, Inc. (the “Corporation”), on the terms and conditions set forth in this Warrant Certificate, up to the number of fully paid, validly issued and non-assessable shares of common stock, par value $0.01 per share of the Corporation set forth above (“Common Stock”) at an exercise price of US$0.30 per share (the “Exercise Price”). The number of shares of Common Stock which the Holder is entitled to acquire upon exercise of these Warrants and the Exercise Price are subject to adjustment as hereinafter provided. The Warrants shall become wholly void and the unexercised portion of the subscription rights represented hereby will expire and terminate at 5:00 p.m., Eastern Time, on the Expiration Date.

2.	Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to remain closed.
“Exercise Date” means the date on which the Corporation shall have received the Exercise Notice attached as Schedule A hereto duly executed by the Holder hereof.
“Expiration Date” means March 21, 2015.
“Fair Market Value” means the average of the closing prices of the Common Stock of the Corporation on the Corporation’s primary exchange for the five trading days immediately prior to the date the Exercise Notice is received by the Corporation
“Relevant Event” means, at any time prior to the Exercise Date, (i) a variation in the issued capital stock of the Corporation, whether by way of capitalisation issue, rights issue, sub-division, amalgamation, consolidation, reduction of capital, or otherwise, or (ii) an extraordinary dividend or other similar distribution made in respect of the capital stock of the Corporation.

3.
Exercise; Payment of Taxes.  At any time prior to the Expiration Date, the Holder may exercise all or any number of Warrants represented hereby, upon delivering to the Corporation at its principal office at 1600 Old Country Road, Plainview, NY 11803 a duly completed and executed exercise notice in the form attached as Schedule A hereto (the “Exercise Notice”) evidencing the election (which on delivery to the Corporation shall be irrevocable) of the Holder to exercise the number of Warrants set forth in the Exercise Notice.  Warrant exercise will take place on a cashless basis, which will result in the Holder receiving the number of shares of Common Stock determined by dividing the intrinsic value of the Warrants being exercised by the Fair Market Value.  The intrinsic value per share will be determined by subtracting the Exercise Price from the Fair Market Value (conversion from CDN dollars to US dollars will take place).  As a result of the cashless exercise, the Holder will not make any payment to the Corporation in connection with exercising the Warrants.  If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive a Warrant certificate representing the number of Warrants which is the difference between the number of Warrants represented by this Warrant Certificate and the number of Warrants being so exercised.

The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Warrant Certificate, except where such certificates are to be registered in the name or names other than the Holder or its nominee.
The Holder shall be deemed to have become the holder of record of shares of Common Stock on the Exercise Date; provided, however, that if such date is not a Business Day then the shares of Common Stock shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the shares of Common Stock on the next following Business Day.  With a reasonable time after the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail to the Holder’s address specified in the register of the Corporation, a certificate for the appropriate number of shares of Common Stock.
4.
Adjustment for Capital Changes.  If, prior to the Expiration Date, a Relevant Event shall have occurred then the Exercise Price shall be adjusted effective immediately after the record date determined for purposes, on the date or the effective date, as the case may be, of such Relevant Event by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date or effective date, as the case may be, before giving effect to the Relevant Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Relevant Event including, in the case where securities exchangeable for or convertible into shares of Common Stock are distributed, the number of shares of Common Stock that would be outstanding if such securities were exchanged for or converted into shares of Common Stock.  From and after any adjustment of the Exercise Price, the number of shares of Common Stock issuable pursuant to the Warrants shall also be adjusted by multiplying the number of shares of Common Stock then otherwise issuable by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

For the avoidance of doubt, the Holder acknowledges and agrees that the exercise of convertible instruments of the Corporation shall not be considered a Relevant Event prompting an adjustment in the number of shares of Common Stock of the Corporation to be issued to the Holder pursuant to this Section 3.
5.
Warrant Holders Not Deemed to be Stockholders.  The Holder shall not, by virtue of holding Warrants, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

6.
Fractional Shares.  To the extent that the Warrants represented by this Warrant Certificate confer the right to acquire a fraction of a share of Common Stock, such right may be exercised in respect of such fraction only in combination with one or more Warrants which in the aggregate entitle the Holder to acquire a whole number of shares of Common Stock.  No fractional shares of Common Stock will be issued upon the exercise of any Warrant and the Holder will not be entitled to any cash payment as compensation in lieu of the exercise of the Warrants for a fractional share of Common Stock.

7.
Compliance with Securities Act and Legend.  The Warrants evidenced by this Warrant Certificate and the shares of Common Stock issuable upon exercise thereof are subject to statutory restrictions under the Securities Act of 1933 and applicable state securities laws, applicable Canadian securities laws and the rules of the Toronto Stock Exchange (“Applicable Securities Laws”) and may not be traded until the expiry of certain hold periods, except as permitted by and in compliance with Applicable Securities Laws. The Holder acknowledges that, until such time as the same is no longer required under Applicable Securities Laws, the shares of Common Stock issuable upon exercise of the Warrants, shall bear one or more of the following legends, as applicable:

“THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE,  FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 26, 2013.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

8.	Miscellaneous.

(a)
If any Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation, shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

(b)	In the event of a dispute concerning an adjustment made for capital changes, such matters shall be conclusively determined by the independent auditor of the Corporation.

(c)
If any date upon or by which any action is required to be taken by the Corporation or the Holder is not a Business Day then such action shall be required to be taken on or by the next day which is a Business Day. In the event the Expiration Date falls on a date which is not a Business Day, the Expiration Date shall be extended to the next succeeding day that is a Business Day.

(d)	Words importing the singular number also include the plural and vice versa and words importing any gender include all genders.

(e)
The division of this Warrant Certificate into sections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate or the Warrants.

(f)
If any provision of this Warrant Certificate shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions and such remainder shall remain in full force and effect notwithstanding such severance.  Any court with jurisdiction over any dispute relating to the Warrants may amend the provisions of this Warrant Certificate and the terms of the Warrants to the minimum extent required to render the impugned provision valid and enforceable.

(g)	Unless otherwise indicated, any reference to dollar amounts is expressed in United States dollars.

(h)
Except as otherwise provided in this Warrant Certificate, any notice or other communication required or permitted to be given in respect of the Warrants shall be in writing and shall be given by facsimile, by courier or by hand-delivery as provided below.  Any notice or other communication, if sent by facsimile, shall be deemed to have been received on the Business Day on which it was sent, or if delivered by courier shall be deemed to have been received on the Business Day following the day on which it was sent, or if delivered by hand shall be deemed to have been received at the time it is delivered.  Notice of change of address shall also be governed by this section.  Notices and other communications shall be addressed and delivered as follows:

in the case of the Corporation:
1600 Old Country Road
Plainview, NY 11803
Attention: General Counsel
Tel: 516-622-8376
Fax: 516-622-7510

in the case of the Holder:
[_______________________]
[_______________________]
[_______________________]

(i)
The Corporation may deem and treat the Holder as the absolute owner of these Warrants for all purposes and shall not be affected by any notice or knowledge to the contrary. The receipt by the Holder for shares of Common Stock purchasable pursuant to the Warrants evidenced hereby shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into such Holder's title.

(j)
The terms and conditions of the Warrants shall enure to the benefit of and be binding upon the Holder and the Holder’s successors and assigns and shall enure to the benefit of and be binding upon the Corporation and its successors and assigns.  In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Warrant to be performed by the Corporation.

(k)
The Warrants shall be governed by the laws of the State of New York without giving effect to any choice of law or conflict of law provision or role that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and herby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding or brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocable waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address for such notice to it under this Warrant Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF A DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(l)	This Warrant Certificate may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Warrant Certificate.

[Remainder intentionally left blank]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer effective as of this ___ day of September, 2012.
NEULION, INC.
By:
Name: Roy E. Reichbach
Title: General Counsel and Corporate Secretary

[NAME OF HOLDER]

By:
Witness	Name:
Title:

SCHEDULE A
EXERCISE NOTICE
TO:           NEULION, INC. (the “Corporation”)
1.
The undersigned irrevocably elects to exercise its right to purchase ____________ shares of Common Stock of NeuLion, Inc. according to the terms of the Warrant Certificate [2012PP-__] of the Corporation dated ____________ __, 2012.

2.	A certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________.

X = (B-A)(Y)
B
Where:

The number of shares of Common Stock to be issued to the Holder is (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrants or, if only a portion of the Warrant is being exercised, the portion of the Warrants being exercised is (“Y”).

The Exercise Price is (“A”).

The Fair Market Value of one share of Common Stock is (“B”).

3.	The undersigned request that certificates for such Common Stock shall be issued in the name of:
NAME:
(please print)
ADDRESS:

4.	If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant certificate will be issued in the name of the Holder and delivered with the Common Stock certificate.
DATED this ____ day of ________________, 201__

(Signature)